EXHIBIT 99.2

Safe Harbor This document contains forward-looking statements regarding future events and the future financial performance of Fleming. These forward-looking statements are subject to a number of factors that could cause actual results to differ materially from those stated in this release, including without limitation: changes in general economic conditions; adverse effects of the changing industry and increased competition; sales declines and/or loss of customers; the ability of Kmart to continue as a going concern, to operate pursuant to the terms of its debtor-in-possession financing, or to complete its reorganization according to its plan; unanticipated problems with product procurement; exposure to litigation and other contingent losses; the inability to integrate acquired companies and to achieve operating improvements at those companies; increases in labor costs and disruptions in labor relations with union bargaining units representing Fleming's employees; and the negative effects of Fleming's substantial indebtedness and the limitations imposed by restrictive covenants contained in Fleming's debt instruments. Additional information about these factors is contained in Fleming's reports and filing with the Securities and Exchange Commission, including its 2001 Form 10-K. Fleming undertakes no obligation to update forward-looking statements to reflect developments or information obtained after the date of this presentation.

Earnings Per Share

Improving EBITDA

Segment EBITDA

Pro Forma EBITDA Margins

Organic Distribution Growth

Organic Distribution Growth

Piece-Pick Distribution Centers Acquisitions Make Fleming 2nd Largest Distributor to Convenience Retail $3.4 billion $350 million Serves 3,000 store locations 2 distribution centers Serves 30,000 store locations Network of 19 distribution centers State-of-the-art technology platform Acquisition Summary Purchase Price: approx. $430 million Projected EBITDA run rate: $80 million Purchase multiple: 5.4x 2nd year cash-on-cash return: 25%

Piece-Pick Customers

2003 Guidance 2002 Guidance Add: Restructuring Charge ($0.42) Distribution Sales Growth from $18Bn PF to $19Bn @ current PF Distribution EBITDA margin Distribution margin expansion of 10-20 bps Retail sales & earnings growth of 5-7% (flat EBITDA %) Synergies from Core-Mark of $20 million Benefits from consolidation of OKC and Tulsa Deduct: Higher interest expense of approximately $5 million Higher depreciation of approximately $10 million Higher share count of approximately 5 million shares 2003 Guidance $2.20 - $2.30 $3.55 - $3.65

Cash Flow Guidance (1) Improvement results from increase in inventory turns of 0.5 and 1.0 for the 2nd half of 2002 and 2003, respectively, offset by working capital needed for growth.

Inventory Turns and Days Sales Outstanding Inventory Turns: 14.6x Duplicate inventory from Tulsa DC (Dallas GMD and OKC) Anticipate increase in inventory turns of 0.5 and 1.0 for the 2nd half of 2002 and 2003, respectively Days Sales Outstanding Reported: Adjusted for full quarter of Core-Mark sales:

Improving Credit Statistics

Credit Facility Covenant Analysis Asset Coverage Ratio: Inventory and accounts receivable must be greater than 2.25x all outstanding senior secured indebtedness: Total Leverage Ratio: Total Debt must be less than 4.25x of Consolidated EBITDA

Credit Facility Covenant Analysis, cont. Limitation on Capital Expenditures: Capex not to exceed 1.5% of external net sales Consolidated Fixed Charge Coverage Ratio: Total Consolidated EBITDAR must be greater than 1.80x Consolidated Fixed Charges: Adjusted Consolidated Fixed Charge Coverage Ratio: Total Consolidated EBITDAR must be greater than 1.00x Adj. Consolidated Fixed Charges:

High Velocity Case-Pick and Flow-Through Low Velocity Piece-Pick and Case-Pick High Velocity Piece-Pick Fleming is America's #1 Supplier of Consumer Package Goods for Retail $22 billion projected 2003 sales Approx. 50,000 retail locations served Diversified customer base Unique national multi-tier distribution Central procurement scale and efficiencies